SECURITIES AND EXCHANGE COMMISSION

                      Washington, D.C. 20549

                       ___________________

                             Form 8-K


                          CURRENT REPORT


                Pursuant to Section 13 or 15(d) of
               the Securities Exchange Act of 1934



Date of Report (Date of earliest event reported):   8-14-98



                 AMERON INTERNATIONAL CORPORATION
      (Exact name of registrant as specified in its charter)



         Delaware               1-9102          77-0100596
(State or other jurisdiction  (Commission      (I.R.S. Employer
of Incorporation)             File Number)     Identification
No.)


245 South Los Robles Ave., Pasadena, California     91101
(Address of principal executive offices)          (Zip Code)


Registrant's telephone number, including area code:
                 (626) 683-4000



Item 5   Other Events.

     The attached announcement was released to the news media on August 14, 1998.























                            SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.



                              AMERON INTERNATIONAL CORPORATION



Date: September 2, 1998      By:  /s/ Javier Solis
                                  -------------------------
                                  Javier Solis
                                  Senior Vice President and
                                  Secretary

                                              Aug. 14, 1998

Contacts:
James S. Marlen, Chairman, President & Chief Executive Officer
Gary Wagner, Senior Vice President, Chief Financial Officer
Telephone: 626-683-4000

PASADENA, Calif.- Prompted by inquiries concerning the recent decline of its stock, Ameron International Corporation (NYSE:AMN) responded today that it is unaware of any fundamental cause for the sharp decline in its stock price.

According to James S. Marlen, Chairman, President and CEO, "Management does not believe that the magnitude of the recent stock decline is warranted by the softness in earnings that we projected on August 3, 1998. At that time, we announced that our full-year 1998 earnings, although short of prior expectations, are projected to be the second highest in Ameron's history. Ameron is successfully completing a program to improve near-term profitability and long-term competitiveness. We have complete confidence in the underlying strength of our businesses, and we will continue taking aggressive actions whenever necessary to ensure profitability and shareholder value."

     Cautionary statement for purposes of the "Safe Harbor" provisions of "The Private Securities Reform Act of 1995": Any statements in this report that refer to Ameron's estimated or anticipated future results are forward-looking and reflect the company's current analysis of existing trends and information. Actual results may differ from current expectations based on a number of factors affecting Ameron's businesses, including competitive conditions and changing market situations. Matters affecting the economy generally, including the state of economics worldwide, can affect Ameron's results. Forward-looking statements represent the company's judgment only as of the date of this report. Since actual results could differ materially, the reader is cautioned not to rely on these forward-looking statements. Moreover, Ameron disclaims any intent or obligation to update these forward-looking statements.